UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2005

Power-One Inc
(Exact name of registrant as specified in its charter)

Delaware	000-29454	770420182
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

740 Calle Plano, Camarillo, California		93012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	805-987-8741

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

                Effective May 17, 2005, the Board of Directors of the Company awarded stock units to officers of the Company as follows:

NAME	TITLE	AWARD
William T. Yeates	President and Chief Operating Officer	100,000 stock units
Brad W. Godfrey	President, CAPS Division	100,000 stock units
William Franciscovich	Senior Vice President, Worldwide Sales	100,000 stock units
Paul Ross	Vice President, Finance and Chief Financial Officer	40,000 stock units
Veronica O. Tarrant	Vice President, Finance and Chief Accounting Officer	40,000 stock units
Randall H. Holliday	Secretary and General Counsel	40,000 stock units

                The awards were granted under the Company’s 1996 Stock Incentive Plan, as amended.  Each award provides that the stock units subject to the award will generally vest, subject to the recipient’s continued employment by the Company, over four years at a rate of twenty-five per cent (25%) at each anniversary of the grant date of the award.  Upon vesting, the Company will deliver to the award holder one share of Company common stock for each unit that has vested on the corresponding vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power-One Inc

	By:	/s/ Paul E. Ross
May 19, 2005
Paul E. Ross
Vice President—Finance, Treasurer,
and Chief Financial Officer